UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

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SOUTHLAND HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOUTHLAND HOLDINGS, INC.

1100 Kubota Drive

Grapevine, Texas 76051

Notice of Annual Meeting of Stockholders

April 23, 2026

Date of Meeting:Wednesday, June 10, 2026

Time:	9:30 a.m., Central Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/SLND2026

Purposes of the Meeting:

•

To elect the directors of the Company for a term set to expire at the 2027 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal;

•	To ratify the appointment by the Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only stockholders, persons holding proxies from stockholders and invited representatives of the media and financial community may attend the meeting.

How to Participate:

To participate in the Annual Meeting, you must visit www.virtualshareholdermeeting.com/SLND2026 and enter the control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, stockholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number.

Record Date:

The record date for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) is April 16, 2026. This means that if you own Southland stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

Our Annual Report to Stockholders for 2025 will be made available to stockholders at the same time as the proxy materials.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about May 1, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 16, 2026. We will also post our proxy materials on the website referenced in the Notice (www.ProxyVote.com).

All stockholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the Annual Meeting even if you plan to attend the meeting virtually. Stockholders can vote by Internet, telephone or mail. Stockholders may revoke a proxy and vote virtually if attending the Annual Meeting.

The Annual Meeting will be held exclusively online via live audio webcast on the above date and time. You or your proxyholder will be able to attend the Annual Meeting online, vote your shares virtually and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SLND2026 and using your control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the meeting will convene the meeting at 9:30 a.m. Central Time on the date specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the adjournment on the investors page of our website at www.southlandholdings.com. Additionally, the Company will display during the time scheduled for the Annual Meeting at www.virtualshareholdermeeting.com/SLND2026 the date, time and location of the adjourned meeting.

By Order of the Board of Directors,

/s/ Frank Renda
Frank Renda President, Chief Executive Officer and Director

i

SOUTHLAND HOLDINGS, INC.

1100 Kubota Drive

Grapevine, Texas 76051

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Southland Holdings Inc., a Delaware corporation (referred to herein as “we,” “us,” “our,” “Southland” or the “Company”), on behalf of its Board of Directors (referred to herein as “Board of Directors” or “Board”), has made its proxy materials available to you on the Internet in connection with Southland’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place virtually at www.virtualshareholdermeeting.com/SLND2026 on June 10, 2026. The Notice of Internet Availability of Proxy Materials was mailed to all Southland stockholders of record on or about May 1, 2026, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to stockholders on May 1, 2026. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

After carefully considering the format of our Annual Meeting, our Board concluded to hold the Annual Meeting exclusively online. To participate in the Annual Meeting, you must go to www.virtualshareholdermeeting.com/SLND2026 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, stockholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. Please refer to the “Participating in the 2026 Annual Meeting of Stockholders” section of this Proxy Statement for more details about attending the Annual Meeting online.

Southland, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting or any subsequent adjournment or postponement. We solicit proxies to give all stockholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the Annual Meeting. The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Each director of the Board of Directors serves for a term of one year expiring at the Annual Meeting until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal. The Board currently consists of seven directors.

The Board, upon the recommendation of our Nominating and Governance Committee, has nominated each of the seven director nominees for a new term. If elected, each nominee will serve as a director until the 2027 annual meeting of stockholders and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal.

Management knows of no reason why the nominees would be unable or unwilling to serve. The nominees have accepted the nomination and agreed to serve as a director if elected by the stockholders.

Director Nominees

Set forth below is the name, age and background of each director nominee, as well as the specific experiences, qualifications, attributes and skills that led our Board of Directors to conclude that these individuals should serve as directors of the Company at this time.

Frank Renda

Frank Renda is 49 years old and has served as President and Chief Executive Officer of the Company since the consummation of the merger agreement between Legato II and Southland Holdings LLC, a subsidiary of Southland, in February 2023 (“Business Combination”). Mr. Renda is responsible for identifying and establishing all necessary initiatives to achieve short-term and long-term corporate goals. He has nearly 30 years of experience across various disciplines within the construction industry and has spent the last 21 years as the CEO of Southland. He has combined his operational background, industry knowledge, and M&A expertise to grow the Southland family of companies with operations throughout North America. Mr. Renda earned his Bachelor of Business Administration degree from Texas Tech University.

Tim Winn

Tim Winn is 49 years old and has served as Executive Vice President and Chief Operating Officer of the Company since the consummation of the Business Combination. Mr. Winn has approximately 30 years of experience in technical infrastructure project execution during his tenure at Southland. Under his leadership, Southland, and its various subsidiaries, has completed some of the nation’s most complex bridge, marine, underground tunneling, structural and emergency infrastructure services for both public and private clients. Additionally, Mr. Winn has successfully integrated numerous strategic acquisitions to strengthen Southland’s operational capabilities. Mr. Winn earned his Bachelor of Business Administration degree in Finance and Economics from Texas Tech University.

Rudy Renda

Rudy Renda is 48 years old and has served as Executive Vice President and Chief Operating Officer of the Company since the inception of Southland Holdings LLC and has served as a member of the Board since March 2025. Mr. Renda oversees water resource and bridge projects for Southland and has been instrumental in the company’s completion of some of the most complex projects in the United States. He combines nearly 30 years of construction experience at Southland, leading various components of contract administration and compliance, resource management, partnering strategies, customer relationships, and coordination across all subsidiaries of Southland. Mr. Renda earned his undergraduate degree from Texas Tech University.

Gregory Monahan

Gregory Monahan is 52 years old and has served as a member of the Board since November 2021. He is currently the CEO of Legato Merger Corp. III and has served in this capacity since February 2024. He is also the CEO of Legato Merger Corp. IV and has served in this capacity since January of 2026. Previously, he served as Legato Merger Corp. II’s Chief Executive Officer from November 2021 until the consummation of the Business Combination in February 2023. Mr. Monahan has served as a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since 2005, the Portfolio Manager of Jamarant Capital, L.P., a private investment partnership, since January 2016 and the Chief Executive Officer of Legato Merger Corp. III since February 2023. Mr. Monahan previously co-founded Bind Network Solutions, a consulting firm formed in 1998 which was focused on network infrastructure and security. Mr. Monahan currently serves on the board of directors of Legato Merger Corp. III and Legato Merger Corp. IV. From December 2012 to August 2023, Mr. Monahan served on the board of directors of Absolute Software Corp, a provider of security and management for computer and ultra-portable devices. Mr. Monahan also served as a director of Primo Water Corporation, a leading pure-play water solutions provider from June 2008 to May 2023; BSM Technologies, a commercial fleet telematics provider from Jun 2016 to May 2019; COM DEV International, a designer and manufacturer of space hardware from April 2013 to April 2016;

ENTREC Corporation, a crane and heavy haul transportation company from May 2015 to May 2016; SAExploration Holdings, a geophysical services company offering seismic data acquisition services to the oil and gas industry from June 2013 to July 2016; O’Charley’s Inc., a multi-concept restaurant company from March 2008 to April 2012; and Bridgewater Systems, a telecommunications software provider from May 2009 to August 2011. Mr. Monahan earned a Bachelor of Science degree in Mechanical Engineering at Union College and an MBA from Columbia Business School.

Izzy Martins

Izzy Martins is 54 years old and has served as a member of the Board since the Business Combination. Ms. Martins has served as Chief Financial Officer of Symbotic Inc. since August 2025. Previously, Ms. Martins served as Executive Vice President and CFO of Avis Budget Group, Inc. (“Avis”) from January 2024 to June 2025 and as Executive Vice President of Avis from June 2020 to December 2023 after assuming the responsibilities associated with this role on an interim basis in January 2020. Ms. Martins held various strategic and financial roles with Avis, including Senior Vice President and Chief Financial Officer, Americas from May 2014 through December 2019, Senior Vice President and Acting Chief Accounting Officer from November 2010 through May 2014 and Vice President of Tax from August 2006 through November 2010. Ms. Martins was Director of Tax Planning and Mergers & Acquisitions of Cendant Corporation (as Avis was formerly known) from November 2004 through August 2006. Prior to joining Avis, Ms. Martins was associated with Deloitte & Touche LLP for seven years. Ms. Martins earned a Bachelor of Science degree in Accounting and a Juris Doctor from Seton Hall University.

Mario Ramirez

Mario Ramirez is 59 years old and has served as a member of the Board since the consummation of the Business Combination. Mr. Ramirez has also served as the Managing Director of Avalon Net Worth, an independent boutique investment bank focused on providing business advisory services to middle-market companies, since June 2018. Mr. Ramirez also serves as President of MRamirez Group, LLC, a consulting firm Mr. Ramirez founded in January 2017 focused on advising family offices, business development and public-private partnerships in collaboration with influential business leaders. Mr. Ramirez was previously with TIAA, a Fortune 100 financial services company from 1995 to 2016 where he served on the senior leadership team in the role of Managing Director of Executive Relations and Hispanic Markets. Mr. Ramirez also serves on the Sam M. Walton College of Business Dean’s Executive Advisory Board, the Garrison Financial Institute board of directors, and is a member of the Board of Trustees for Liberty Christian School. Mr. Ramirez serves as Vice Chairman of the Hispanic Leadership Alliance and Vice chairman of Fossil Rim Wild Life Center. Mr. Ramirez previously served on the Arkansas Business Hall of Fame Selection Committee, the Arkansas Executive Forum, and the Campaign Arkansas Steering Committee and chaired the Campaign Committee for Diverse Programs. In addition, Mr. Ramirez earned a BSBA in Finance degree in 1989 from the Sam M. Walton College at the University of Arkansas.

Tan Parker

Tan Parker is 54 years old and has served as a member of the Board since May 2025. Mr. Parker brings a distinguished combination of public service and private sector experience to Southland. Mr. Parker combines almost two decades of legislative service with extensive private-sector credentials. In the Texas Legislature, Senator Parker currently chairs the Senate Republican Caucus and previously served as Chair of the House Financial Services Committee. He has led legislative initiatives focused on AI, AI governance, cybersecurity, homeland security, and capital markets including leading the legislative efforts to develop the Texas Stock Exchange and support the new satellite NYSE and NASDAQ exchanges in Texas. Mr. Parker also has extensive executive experience across private equity and venture capital. He founded and serves as president of Applied Business Strategies, co-founded med-tech ventures MagnaSci Biotechnology Funds and Septum Solutions and chaired the Texas Industrial Development Corporation’s infrastructure investment fund. Mr. Parker began his career with Morgan Stanley Dean Witter and later served as a Regional Vice President at Computer Sciences Corporation. He now sits on the University of Dallas Board of Trustees. He holds a B.A. from the University of Dallas and an M.Sc. from the London School of Economics.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the above-named nominees.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board. The Board consists of seven directors. The following chart shows the standing committees of the Board of Directors, the membership of the committees in 2025 and the number of meetings held by each committee in 2025.

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Frank Renda(1)
Tim Winn
Rudy Renda
Greg Monahan(2)	✔	✔	✔
Izzy Martins(2)	Chair	✔
Mario Ramirez(2)	✔	Chair
Tan Parker(2)			Chair
Number of Meetings in 2025	4	4	4

(1)	Acting interim Chairman of the Board.
(2)	Independent directors pursuant to the listing standards of the NYSE American LLC.

Frank Renda serves as both principal executive officer of the Company and acting interim Chairman of the Board. The Company does not have a lead independent director. The Board believes that Mr. Frank Renda serving as both the principal executive officer of the Company and Chairman of the Board is in the best interest of the Company and its stockholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company’s operations and growth initiatives.

The Board of Directors met four times during 2025. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.

While we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, each director is encouraged to attend.

Director Independence

We are a “controlled company” within the meaning of the NYSE American LLC (“NYSE American”) listing standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NYSE American, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Although we meet the definition of a “controlled company,” we have determined at this time not to take advantage of this designation and comply with all the corporate governance rules applicable to listed companies that are not controlled companies. We may, however, determine to take advantage of these exemptions in the future.

NYSE American listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that each of the directors other than Mr. Frank Renda, Mr. Rudy Renda and Mr. Winn qualifies as an independent director, as defined under the listing rules of NYSE American, and that the Board consists of a majority of “independent directors,” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and NYSE American listing rules relating to director independence requirements.

Corporate Governance

We have structured the Company’s corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

●	we have independent director representation on our Audit, Compensation and Nominating and Governance Committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;
●	each of the three members of our Audit Committee qualify as an “audit committee financial expert” as defined by the SEC; and
●	we have implemented a range of other corporate governance best practices, including implementing a director education program.

Insider Trading Policy and Anti-Hedging Policy

The Company has adopted an Insider Trading Policy that governs the purchase, sale, or other disposition of our securities by our directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE American listing standards. The Insider Trading policy prohibits all insiders, which includes our executive officers and directors, from engaging in hedging transactions involving the Company’s securities.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which is governed by a charter. The charters for these committees are posted on our website, www.southlandholdings.com.

Audit Committee

Ms. Martins currently serves as the chair and a member of the Audit Committee, along with Mr. Monahan and Mr. Ramirez also serving as members. The Audit Committee meets NYSE American audit committee composition requirements, and each member of the Audit Committee is financially literate. The Board has determined that each of Ms. Martins, Mr. Monahan and Mr. Ramirez qualify as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
●	reviewing the Company’s financial reporting processes and disclosure controls;
●	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
●	reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function;
●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;
●	obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
●	monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;
●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;
●	reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s periodic reports filed with the SEC and discussing the statements and reports with the Company’s independent auditors and management;

●	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls and critical accounting policies;
●	reviewing with management and the Company’s auditors any earnings announcements and other public announcements regarding material developments;
●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, auditing or other matters;
●	preparing the report that the SEC requires in the Company’s annual proxy statement;
●	reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s Code of Business Conduct and Ethics;
●	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
●	overseeing the Company’s cybersecurity programs; and
●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable NYSE American listing rules. The Company will comply with future requirements of the SEC, NYSE American or other applicable authority to the extent they become applicable to the Company.

Compensation Committee

Mr. Ramirez currently serves as the chair and a member of the Compensation Committee, along with Ms. Martins and Mr. Monahan also serving as members. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of NYSE and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
●	reviewing and approving the compensation and other terms of employment of the Company’s executive officers;
●	reviewing and approving performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;
●	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;
●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
●	administering the Company’s equity incentive plans, to the extent such authority is delegated by the Board;
●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other material arrangements for the Company’s executive officers;
●	reviewing with management the Company’s compensation disclosures in the Company’s periodic reports or proxy statements filed with the SEC, to the extent such caption is included in any such report or proxy statement;
●	preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement; and
●	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE American and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE American rules and regulations.

Nominating and Governance Committee

Mr. Parker currently serves as the chair and a member of the Nominating and Governance Committee, along with Mr. Monahan who also serves as a member. Both members of the Nominating and Governance Committee meet NYSE American independence requirements. The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board.

The process of identifying and recommending individuals to become members of the Board consists of reviewing candidates in the context of the current composition of the Board (including diversity in background, experience and viewpoints), the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Governance Committee considers and evaluates each director-candidate based upon its assessment of the following criteria:

●	whether the candidate is independent pursuant to the requirements of the NYSE American;
●	whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company;
●	whether the candidate has the ability to read and understand basic financial statements;
●	if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC;
●	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;
●	whether the candidate has knowledge of the Company and issues affecting the Company;
●	whether the candidate is committed to enhancing stockholder value;
●	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;
●	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective, and independent business judgment, and to assume broad fiduciary responsibility;
●	whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership;
●	whether the candidate has any prohibitive interlocking relationships or conflicts of interest;
●	whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company; and
●	whether the candidate is able to suggest business opportunities to the Company.

The Nominating and Governance Committee is also responsible for evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the Board, reviewing the corporate governance principles and making recommendations to the Board regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

The Nominating and Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Amended and Restated Bylaws and in our Nominating and Governance Committee Charter.

Our Amended and Restated Bylaws state that in order for a stockholder of the Company to propose nominations of candidates to be elected as directors at an annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided however that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held the preceding year, notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of such meeting is first made by the Company). Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination is made) and certain information about any nominee or other proposed business.

You are advised to review our Amended and Restated Bylaws and our Nominating and Governance Committee Charter, which describe such procedures and other requirements about advance notice of stockholder nominations for directors. Any such nominations should be submitted to the Nominating and Governance Committee c/o Secretary and Nominating Committee, Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051.

Communications with the Board

The Board welcomes the submission of any comments or concerns from stockholders, employees and other interested parties. Those who wish to communicate with the Board may submit communications in writing to Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, 76051 and marked to the attention of the Board of Directors or any of its committees or individual directors. All comments or concerns from stockholders and other interested parties will be forwarded directly to the appropriate Board committee or specific directors.

Code of Business Conduct and Ethics

Following the closing of the Business Combination, we adopted an Amended and Restated Code of Business Conduct and Ethics that applies to our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of the Code of Business Conduct and Ethics is posted on our website, www.southlandholdings.com. We will provide a copy of the Code of Business Conduct and Ethics without charge upon request. We intend to disclose future amendments to, or waivers of, the Code of Business Conduct and Ethics, as and to the extent required by SEC regulations, on our website identified above or in public filings.

EXECUTIVE OFFICERS

The following table identifies our Executive Officers as of the date of this proxy statement:

Executive Officer	Age	Title
Frank Renda	49	President and Chief Executive Officer
Tim Winn	49	Co-Chief Operating Officer and Executive Vice President
Rudy Renda	48	Co-Chief Operating Officer and Executive Vice President
Keith Bassano	38	Chief Financial Officer and Treasurer
Nick Campbell	47	Chief Transformation Officer

Frank Renda

Frank Renda has served as President and Chief Executive Officer of the Company since the consummation of the Business Combination. Mr. Renda is responsible for identifying and establishing all necessary initiatives to achieve short-term and long-term corporate goals. He has nearly 30 years of experience across various disciplines within the construction industry and has spent the last 21 years as the CEO of Southland. He has combined his operational background, industry knowledge, and M&A expertise to grow the Southland family of companies throughout North America. Mr. Renda earned his Bachelor of Business Administration degree from Texas Tech University.

Tim Winn

Tim Winn has served as Executive Vice President and Chief Operating Officer of the Company since the consummation of the Business Combination. Mr. Winn has approximately 30 years of experience in technical infrastructure project execution during his tenure at Southland. Under his leadership, Southland, and its various subsidiaries, has completed some of the nation’s most complex bridge, marine, underground tunneling, structural and emergency infrastructure services for both public and private clients. Additionally, Mr. Winn has successfully integrated numerous strategic acquisitions to strengthen Southland’s operational capabilities. Mr. Winn earned his Bachelor of Business Administration degree in Finance and Economics from Texas Tech University.

Rudy Renda

Rudy Renda has served as Executive Vice President and Chief Operating Officer of the Company since the consummation of the Business Combination. Mr. Renda oversees water resource and bridge projects for Southland and has been instrumental in the company’s completion of some of the most complex projects in the United States. He combines nearly 30 years of construction experience at Southland, leading various components of contract administration and compliance, resource management, partnering strategies, customer relationships, and coordination across all subsidiaries of Southland. Mr. Renda earned his undergraduate degree from Texas Tech University.

Keith Bassano

On March 19, 2025, Keith Bassano was appointed to serve as Chief Financial Officer and Treasurer, effective March 28, 2025. Mr. Bassano brings over 15 years of experience in the engineering and construction industry, where he has held various leadership roles overseeing finance, accounting, and human resources functions. Mr. Bassano joined the Company in September 2020 and joined American Bridge, a Southland subsidiary, in 2008. He holds a Bachelor of Science in Business Administration with a major in Accounting from Duquesne University and a Master of Business Administration from Robert Morris University. He is a licensed Certified Public Accountant.

Nick Campbell

On December 17, 2025, the Company appointed Nick Campbell as the Chief Transformation Officer (“CTO”) pursuant to an engagement letter with MERU, LLC (the “Engagement Letter”), a company in which Mr. Campbell is the Co-Founder and Managing Partner. Mr. Campbell is an expert in transforming companies through operational and financial improvements. He specializes in formulating and evaluating strategic business plans and capital structures, identifying operational and organizational issues, and serving in interim management roles. His typical clients comprise of middle market companies with annualized revenues between $200 million and $2 billion. Mr. Campbell’s experience spans the manufacturing, aerospace, technology, energy, education, construction, consumer packaged goods, transportation, homebuilding, retail, gaming, and financial services industries. Mr. Campbell received his undergraduate degree and MBA from the University of Georgia. Mr. Campbell is a Certified Insolvency and Restructuring Advisor (CIRA) and a Certified Distressed Business Valuation (CDBV) designate. He has served as a member of the Board of Directors for the Turnaround Management Association, Atlanta Chapter (TMA) and as a member of the Association of Insolvency and Restructuring Advisors (AIRA).

EXECUTIVE COMPENSATION

Our Named Executive Officers (“NEOs”) for the fiscal year ended 2025 were Frank Renda, Tim Winn, Rudy Renda and Keith Bassano. The NEOs for the fiscal year ended 2024 were Frank Renda, Tim Winn, Rudy Renda and Cody Gallarda. Mr. Gallarda resigned effective as of March 28, 2025. The Compensation Committee establishes, reviews and approves the overall executive compensation philosophy and policies of the Company. Additionally, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to the compensation of the CEO, including, but not limited to salary, bonus and all other forms of compensation for the CEO. The Compensation Committee also determines the compensation of all other NEOs, including, but not limited to salary, bonus and all other forms of compensation.

The Compensation Committee has the authority to retain consultants to advise the Compensation Committee as it considers necessary. These compensation consultants report exclusively to the Compensation Committee, which has sole discretion to hire and fire the consultants and to approve their fees. The Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”) in 2024. During that year, Meridian assisted the Compensation Committee with, among other things, analyzing and recommending the Company’s peer groups, reviewing and designing share-based compensation awards and benchmarking the compensation of NEOs and non-management directors. The Compensation Committee considered certain factors specified in SEC and NYSE American rules, including an evaluation of whether the adviser has a conflict of interest that would impair the independent execution of the adviser’s services to the Company, and concluded that the engagement of Meridian in 2024 did not give rise to any conflicts of interest. No compensation consultants were retained by the Compensation Committee in 2025.

In his capacity as CTO and in accordance with the Engagement Letter, Mr. Campbell advises the Company on executive compensation matters.

Summary Compensation Table

The following table sets forth information with respect to the compensation of Southland’s NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All other compensation(3)	Total
Frank S. Renda	2025	$750,000	$—	$649,997	$283,429	$1,683,426
President and Chief Executive Officer	2024	$700,000	$280,000	$1,523,290	$76,182	$2,579,472
Tim Winn	2025	$500,000	$—	$299,998	$303,906	$1,103,904
Co-Chief Operating Officer Executive Vice President	2024	$500,000	$207,000	$431,601	$235,734	$1,374,335
Rudy V. Renda	2025	$500,000	$—	$299,998	$256,141	$1,056,139
Co-Chief Operating Officer and Executive Vice President	2024	$500,000	$225,000	$431,601	$92,012	$1,248,613
Keith Bassano(4)	2025	$325,596	$175,000	$355,000	$65,150	$920,746
Chief Financial Officer and Treasurer	2024	$—	$—	$—	$—	$—
Cody Gallarda(5)	2025	$152,019	$—	$—	$60,956	$212,975
Chief Financial Officer, Executive Vice President and Treasurer	2024	$432,500	$207,000	$406,209	$81,800	$1,127,509

(1)	Represents a discretionary performance bonus.
(2)	Amount represents the aggregate grant date fair value of the equity awards granted and is calculated in accordance with FASB ASC Topic 718.
(3)	Represents personal guarantee fees, vehicle allowances, reimbursement of certain personal expenses and Southland contributions to 401(k)- Profit Sharing Plan. Frank Renda, Tim Winn and Rudy Renda receive an annual personal guarantee fee of $150,000.
(4)	Mr. Bassano was appointed to serve as Chief Financial Officer and Treasurer, effective March 28, 2025.
(5)	Mr. Gallarda resigned effective as of March 28, 2025.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The NEOs received their respective base salaries to compensate them for services rendered to Southland. The base salary payable to each NEO was intended to provide a market competitive level of fixed compensation reflecting the applicable NEO’s skill set, experience, role and responsibilities. For the fiscal year ended December 31, 2025, the respective annual base salaries of Southland’s NEOs were as follows:

Named Executive Officer	Base Salary
Frank S. Renda	$750,000
Tim Winn	$500,000
Rudy V. Renda	$500,000
Keith Bassano(1)	$357,000
Cody Gallarda(2)	$465,000
(1)	Salary increases related to Mr. Bassano’s appointment as Chief Financial Officer and Treasurer were not retroactively applied, which explains why the base salary presented in this table does not match the salary presented in the summary compensation table.
(2)	Mr. Gallarda resigned effective as of March 28, 2025.

Cash Bonus

Southland’s NEOs are eligible to receive annual cash bonuses. Payments of the annual cash bonuses are discretionary and not based on any specific performance milestones or financial achievements. Any cash bonuses paid to the Chief Executive Officer are approved by the Compensation Committee and any cash bonuses paid to the other NEOs are approved by the Chief Executive Officer and the Compensation Committee. For the fiscal year ended December 31, 2025, the total discretionary cash bonuses earned by Southland’s NEOs were as follows:

Named Executive Officer	Percentage of Base Salary	Bonus Amount
Frank S. Renda	0.0%	$—
Tim Winn	0.0%	$—
Rudy V. Renda	0.0%	$—
Keith Bassano(1)	37.6%	$175,000
Cody Gallarda(2)	0.0%	$—
(1)	Mr. Bassano was appointed to serve as Chief Financial Officer and Treasurer, effective March 28, 2025.
(2)	Mr. Gallarda resigned effective as of March 28, 2025.

Equity Compensation

On February 14, 2023, the Company issued 173,333 restricted stock units (“RSUs”) to Mr. Gallarda pursuant to an award under the Company’s 2022 Equity Incentive Plan. The RSUs vested over a two-year period, with one-half (1/2) of the RSUs vesting on February 14, 2024 and the remaining RSUs vesting on February 14, 2025. The RSUs settled for shares of common stock on a 1-for-1 basis. The RSUs were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as applicable.

On June 25, 2024, the Company issued 304,880 RSUs to the NEOs pursuant to an award under the Company’s 2022 Equity Incentive Plan. The RSUs vest over a three-year period, with one third (1/3) of the RSUs having vested on June 25, 2025, one third (1/3) of the RSUs vesting on June 25, 2026, and the remaining RSUs vesting on June 25, 2027.

On June 25, 2024, the Board approved an award of 304,880 performance stock units (“PSUs”) to the NEOs with the number of shares to be earned based on the actual achievement of certain performance criteria over a three-year performance period from January 1, 2024 through December 31, 2026. For the years ended December 31, 2024 and 2025, we did not achieve the performance target criteria for 101,626 PSUs. As a result, these PSUs were returned to the Company’s 2022 Equity Incentive Plan.

On March 7, 2025, the Company issued 4,546 RSUs to Mr. Bassano pursuant to an award agreement under the Company’s 2022 Equity Incentive Plan. The RSUs vested on February 28, 2026 and settled for an equivalent number of shares of common stock on March 23, 2026, based on Mr. Bassano’s continuous employment with the Company or an affiliate.

On June 13, 2025, the Company issued 388,592 RSUs to the NEOs pursuant to an award under the Company’s 2022 Equity Incentive Plan. The RSUs vest over a three-year period, with one third (1/3) of the RSUs vesting on June 13, 2026, one third (1/3) of the RSUs vesting on June 13, 2027, and the remaining RSUs vesting on June 13, 2028.

On August 15, 2025, the Company issued 30,193 RSUs to Mr. Bassano pursuant to an award under the Company’s 2022 Equity Incentive Plan. The RSUs vest over a three-year period, with one third (1/3) of the RSUs vesting on August 15, 2026, one third (1/3) of the RSUs vesting on August 15, 2027, and the remaining RSUs vesting on August 15, 2028, based on Mr. Bassano’s continuous employment with the Company or an affiliate.

Other Elements of Compensation

Retirement Plans. Southland maintains a 401(k)-Profit Sharing Plan for its employees, including NEOs, who satisfied certain eligibility requirements. NEOs were eligible to participate in the 401(k)-Profit Sharing Plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax or after tax basis through contributions to the plans, which have discretionary match features.

For the fiscal years ended December 31, 2025 and 2024, the total discretionary contributions made in favor of Southland’s NEOs were as follows:

Named Executive Officer	Year	401(k) company-matching contributions ($)	Car allowance and reimbursement of personal expenses	Total All other compensation
Frank S. Renda	2025	$7,500	$275,929	$283,429
	2024	$10,625	$65,557	$76,182
Tim Winn	2025	$5,000	$298,906	$303,906
	2024	$13,800	$221,934	$235,734
Rudy V. Renda	2025	$5,000	$251,141	$256,141
	2024	$13,800	$78,212	$92,012
Keith Bassano(1)	2025	$13,024	52,126	$65,150
	2024	$—	—	$—
Cody Gallarda(2)	2025	$6,081	$54,875	$60,956
	2024	$13,800	$68,000	$81,800
(1)	Mr. Bassano was appointed to serve as Chief Financial Officer and Treasurer, effective March 28, 2025.
(2)	Mr. Gallarda resigned effective as of March 28, 2025.

Health/Welfare Plans. All of Southland’s full-time employees, including NEOs, were eligible to participate in its health and welfare plans, including, but not limited to, medical, dental and vision benefits, short-term and long-term disability insurance and life insurance.

Car Allowance. NEOs are entitled to receive annual car allowances. For the fiscal year ended December 31, 2025, Mr. Frank Renda, Mr. Winn and Mr. Rudy Renda received an annual car allowance of $18,000. Mr. Bassano received an annual car allowance of $16,130.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information regarding outstanding equity awards related to RSUs held by our NEOs as of December 31, 2025:

Named Executive Officer	Number of Shares or Units of Stock that Have Not Vested (#)(1) (2) (3) (4)		Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Frank S. Renda	283,279		940,486
Tim Winn	110,987		368,477
Rudy V. Renda	110,987		368,477
Keith Bassano	91,768		304,670
Cody Gallarda	29,564	(6)	98,152
(1)Includes 304,880 RSUs that vest over a three-year period. One third (1/3) of the RSUs vested on June 25, 2025, one third (1/3) of the RSUs vest on June 25, 2026 and the remaining RSUs vest on June 25, 2027.
(2)Includes 4,546 RSUs that vested on February 28, 2026 and were settled for an equivalent number of shares of common stock on March 23, 2026.
(3)Includes 388,592 RSUs that vest over a three-year period. One third (1/3) of the RSUs vest on June 13, 2026, one third (1/3) of the RSUs vest on June 13, 2027, and the remaining RSUs vest on June 13, 2028.
(4)Includes 30,193 RSUs that vest over a three-year period. One third (1/3) of the RSUs vest on August 15, 2026, one third (1/3) of the RSUs vest on August 15, 2027, and the remaining RSUs vest on August 15, 2028.

(5)Reflects the fair market value of a share as of December 31, 2025, which was determined based on the last reported closing price of our common stock on such date ($3.32) multiplied by the number of RSUs.

(6)Upon Mr. Gallarda’s resignation, effective as of March 28, 2025, he forfeited his award of RSUs and the unvested RSUs were returned to the 2022 Equity Incentive Plan.

The following table provides information regarding outstanding equity awards related to PSUs held by our NEOs as of December 31, 2025:

Named Executive Officer	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Frank S. Renda	27,717		92,019
Tim Winn	7,853		26,072
Rudy V. Renda	7,853		26,072
Cody Gallarda	7,391	(3)	24,538

(1)The amounts shown represent the number of shares of common stock that could be earned with respect to PSUs granted under the long-term incentive plan, which has a performance period ending December 31, 2024, 2025 and 2026. One-third of the PSUs are subject to vesting each fiscal year during the performance period, and the specific number of PSUs that vest will be based on performance during such fiscal year. The PSUs will vest, if at all, based on achievement of certain Adjusted EBITDA metrics as established by the Board for each fiscal year during the Performance Period. The NEOs may vest in between 0% and 150% of their awarded PSUs. For the years ended December 31, 2024 and 2025, we did not achieve the performance target criteria for 101,626 PSUs. As a result, these shares were returned to the Company’s 2022 Equity Incentive Plan.

(2)Reflects the fair market value of a share as of December 31, 2025, which was determined based on the last reported closing price of our common stock on such date ($3.32) multiplied by the number of restricted stock units.

(3)Upon Mr. Gallarda’s resignation, effective as of March 28, 2025, he forfeited his award of PSUs and the unvested PSUs were returned to the 2022 Equity Incentive Plan.

Executive Employment Agreements

Each of Messrs. Frank Renda, Tim Winn, Rudy Renda and Keith Bassano have entered into employment agreements with the Company (the “Employment Agreements”). The Employment Agreements generally provide for at-will employment and each executive’s annual base salary, eligibility to receive an annual cash performance bonus, eligibility to receive equity grants pursuant to the Company’s equity plans and eligibility to participate in the Company’s benefit plans.

The annual base salary of each executive, and such executive’s annual cash performance bonus, are expected to be reviewed annually by the Company. Mr. Frank Renda’s Employment Agreement provides for an initial annual base salary of $750,000. Mr. Winn’s Employment Agreement provides for an initial annual base salary of $500,000. Mr. Rudy Renda’s Employment Agreement provides for an initial annual base salary of $500,000. Mr. Bassano’s Employment Agreement provides for an initial annual base salary of $357,000. Each executive’s Employment Agreement provides for an annual cash performance bonus that is targeted, but not guaranteed, to be between 80% and 200% of such executive’s annual base salary for that particular year, with greater or lesser amounts (including zero) paid based on the executive’s and the Company’s performance and as determined, calculated, and paid in the Company’s sole discretion.

The Employment Agreements also restrict Messrs. Frank Renda, Tim Winn, and Rudy Renda’s ability to sell more than a certain percentage of their respective total, aggregate equity holdings in the Company or any of the Company’s affiliates during any calendar year. Each executive officer is subject to certain restrictive covenants, including but not limited to confidentiality, non-disclosure and non-solicitation covenants under his Employment Agreement.

Further, the Employment Agreements provide for the following payments upon termination of an executive’s employment, including in connection with a change in control:

●	Termination by the Company for Cause or Termination by Executive Without Good Reason. If the Company terminates an executive’s employment for cause or an executive terminates his employment without good reason, the Company will pay to the executive his base salary due through the date of termination and all accrued benefits, if any, to which the executive is entitled as of the date of termination, at the time such payments are due, and the executive’s rights with respect to equity or equity-related awards will be governed by the applicable terms of the related plan and/or separate award agreement.
●	Termination by the Company without Cause or Termination by Executive with Good Reason. If the Company terminates an executive’s employment other than for cause or disability or if an executive terminates his employment with good reason: (i) the Company will pay the executive (A) the executive’s base salary due through the date of termination, (B) a pro rata bonus at the time other employees receive annual bonuses for the calendar year in which the date of termination occurs and in all events by March 15 of the calendar year following the year in which such termination occurs, (C) all accrued benefits, if any, to which the executive is entitled as of the date of termination, in each case at the time such payments are due, (D) a cash lump sum in an amount equal to one (1) times the sum of the executive’s base salary and target annual bonus for the year of termination, payable in a lump sum on the 60th day following the date of termination (ii) all outstanding equity awards held by the executive immediately prior to his termination will immediately vest (with outstanding options remaining exercisable for the length of their remaining term), and (iii) the executive and his covered dependents will be entitled to continued participation in benefit plans on the same terms and conditions as applicable immediately prior to his date of termination for 18 months; provided that if such continued coverage is not permitted under the terms of such benefit plans, the Company will pay the executive an additional, lump sum amount that, on an after-tax basis, is equal to the cost of comparable coverage obtained by the executive, and (E) a cash, lump sum in an amount equal to any unpaid portion of the signing bonus and the deferred compensation, if any, payable in a lump sum on the 60th day following the date of termination.
●	Termination Upon a Change in Control. If there is (i) a termination of an executive’s employment by the Company without cause (and not as a result of death or disability) or a resignation by an executive with good reason during the two-year period following a change in control or (ii) a termination of an executive’s employment by the Company without cause (and not as a result of death or disability) within six (6) months prior to a change in control, if the termination was at the request of a third party or otherwise arose in anticipation of the change in control, the executive will receive the payments and benefits set forth in Termination by the Company without Cause or Termination by Executive with Good Reason, except that in lieu of the lump-sum payment under subsection (i)(D) thereof, the executive will receive a cash payment in an amount equal to two (2) times the sum of his base salary and target annual bonus for the year of termination (without taking into account any reductions which would constitute good reason), payable in a lump sum on the 60th day following the date of termination.

DIRECTOR COMPENSATION

During the year ended December 31, 2025, our non-employee directors received compensation for their service as directors. Mr. Frank Renda, Mr. Winn and Mr. Rudy Renda received no compensation for their service on our board and only received compensation for their service as officers of the Company.

Our non-employee director compensation program consisted of an annualized retainer of $75,000 in cash for each non-employee director for January 2025 through May 2025. In June 2025, the Board approved changes to our non-employee director compensation program including: (i) increasing the annualized retainer to $120,000 for each non-employee director; and (ii) additional cash compensation of $10,000 to the Chair of the Audit Committee, $5,000 to the Chair of the Compensation Committee and $5,000 to the Chair of the Nominating and Governance Committee. Additionally, each non-employee director was granted 7,957 RSUs on June 13, 2025 that vested immediately on such date.

The following table sets forth total compensation awarded to or earned by each of our non-employee directors during the fiscal year ended December 31, 2025:

Director	Fees Earned Or Paid In Cash(1)	Stock Awards(2)	Total
Izzy Martins	$112,500	$29,998	$142,498
Greg Monahan	$97,500	$29,998	$127,498
Mario Ramirez	$105,000	$29,998	$134,998
Tan Parker	$61,250	$29,998	$91,248
Kyle Burtnett(3)	$42,500	$—	$42,500

(1)	In 2025, our non-employee director compensation program consisted of an annualized retainer of $120,000 in cash for each non-employee director. This totaled a cash retainer paid of $97,500.
(2)	On June 13, 2025, each non-employee director was granted 7,957 RSUs, which had a grant date fair value of $29,998, as determined in compliance with ASC 718, and vested immediately on such date.
(3)	Mr. Burtnett resigned from the Board on May 15, 2026.

In each subsequent year, the Compensation Committee will determine the non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of December 31, 2025 regarding stock authorized for issuance under the 2022 Equity Incentive Plan and the Employee Stock Purchase Plan:

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	—	$—	927,444
Equity compensation plans not approved by stockholders	—	$—	—

(1)	The shares shown in this column are securities to be issued upon exercise or vesting of outstanding options, warrants and rights subject to outstanding awards as of December 31, 2025 that were granted under the Company’s 2022 Equity Incentive Plan.
(2)	The shares shown in this column as remaining available for future issuance as of December 31, 2025 are under the Company’s 2022 Equity Incentive Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filings were timely in fiscal year 2025, except that one late Form 4 was filed for Tim Winn and one late Form 3 was filed for Tan Parker. As of the date of this filing, Nick Campbell has not filed a Form 3.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP (“GT”) to serve as Southland’s independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2026.

A representative of GT will be present at the Annual Meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate stockholder questions.

Although stockholder approval of the selection of GT is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If stockholders do not ratify the appointment of GT as Southland’s independent registered public accounting firm, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Southland and our stockholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment by the Audit Committee of GT as Southland’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Independent Registered Public Accounting Firm’s Fees

The table below sets forth the aggregate fees billed to the Company by GT for services rendered in the fiscal years ended December 31, 2025 and 2024 (in thousands).

	December 31, 2025	December 31, 2024
Audit fees(1)	$1,112	$1,065
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,112	$1,065
(1)

Audit fees consist of fees billed for professional services rendered for the audits of our consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, services associated with equity offerings, including with respect to registration statements filed by the Company, and services that are normally provided by GT in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.

Our Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof. All audit and non-audit fees were approved by the Audit Committee for 2025 and 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby submits the following report:

●	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements.
●	The Audit Committee has discussed with the Company’s independent registered public accountant, GT, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
●	The Audit Committee has received and reviewed the written disclosures and the letter from GT required by applicable rules of the PCAOB regarding GT’s communications with the Audit Committee concerning independence, and has discussed with GT their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it be reference into such filing.

Audit Committee:

Izzy Martins, Chairperson

Greg Monahan

Mario Ramirez

STOCK OWNERSHIP OF BENEFICIAL OWNERS AND CERTAIN MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of common stock as of April 16, 2026, by:

•	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock;

•each of our executive officers and directors; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of common stock is based on 54,218,882 of common stock issued and outstanding as of April 16, 2026.

Name and Address of Beneficial Owner(1)	Number of shares of common stock	%
Frank S. Renda(2)	27,865,833	51.4
Rudy V. Renda(3)	9,227,594	17.0
Tim Winn(4)	1,950,721	3.6
Gregory Monahan(5)	652,261	1.2
Mario Ramirez	36,687	*
Izzy Martins	35,087	*
Keith Bassano	25,208	*
Tan Parker	7,957	*
All Directors and Executive Officers of the Company as a Group (8 Individuals)	39,801,348	73.4

Five Percent Holders
Frank S. Renda(2)	27,865,833	51.4
Rudy V. Renda(3)	9,227,594	17.0
Frank Renda 2015 Irrevocable Trust	6,140,497	11.3

* Less than one percent

(1)	Unless otherwise noted, the business address of each person is c/o Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051.
(2)

Represents (i) 15,021,884 shares held directly by Mr. Renda; (ii) 6,140,497 shares held by the Frank Renda 2015 Irrevocable Trust; (iii) 2,211,394 shares held by the Dominic Vincent Renda Trust; (iv) 2,211,394 shares held by the Madison Nicole Renda Trust; (v) 2,211,394 shares held by the Santino Leonidas Renda Trust; and (vi) 69,270 shares held directly by Mr. Renda’s spouse. With respect to the shares referenced in (ii)-(vi) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(3)

Represents (i) 6,108,335 shares held directly by Mr. Renda; (ii) 1,560,155 shares held by the Rudolph V. Renda, Jr. 2015 Irrevocable Trust; (iii) 744,829 shares held by the Angelo Joseph Renda Trust; (iv) 744,829 shares held directly by the Lola Sofia Renda Trust; and (v) 69,446 shares held directly by the Christy Lee Renda 2015 Irrevocable Trust. With respect to the shares referenced in (ii)-(v) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(4)	Represents (i) 1,950,721 shares held directly by Mr. Winn.
(5)	Represents (i) 649,761 shares held directly by Mr. Monahan and (ii) 2,500 shares issuable upon exercise of warrants exercisable within 60 days held directly by Mr. Monahan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with executive officers and directors as described above, the following is a description of each transaction occurring during the last fiscal year, and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and
●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Family Relationships

Frank Renda and Rudy V. Renda are first cousins.

Certain Relationships and Related Party Transactions

Merger Consideration Notes

On February 14, 2023 (the “Closing Date”), in addition to the Merger Consideration Common Shares and in lieu of the Cash Consideration (as defined in the Merger Agreement), the Company issued unsecured promissory notes (the “Merger Consideration Notes”) to the Southland Members in exchange for the Southland Membership Interests. The Merger Consideration Notes were for an aggregate principal amount of $50,000,000, with each Southland Member’s Merger Consideration Note being for a principal amount equal to (a) $50,000,000 multiplied by (b) such Southland Member’s percentage of all Southland Membership Interests issued and outstanding immediately prior to the effective time on the Closing Date. The Merger Consideration Notes bear interest at a rate of 7% per annum. There are no installment payments of principal or accrued interest due under the Merger Consideration Notes prior to maturity, and the unpaid principal thereunder, together with outstanding accrued interest, shall become due and payable on February 14, 2028. In December 2024, the Company exchanged $6.8 million of these notes and accrued interest thereupon in exchange for shares of Common Stock.

Real Estate Transaction

In July 2024, the Company closed a real estate purchase agreement to sell and leaseback three properties for $42.5 million. The Company’s Chief Executive Officer, Frank Renda, and co-Chief Operating Officer, Rudy Renda, hold a combined 25% indirect minority interest in the entity that purchased the real estate. During the year ended December 31, 2025, the Company paid $5.0 million to this related party in accordance with the real estate purchase agreement.

Secured Notes

On March 3, 2025, the Company entered into a first amendment to the term loan and security agreement dated as of September 30, 2024 (the “Callodine Credit Agreement”) with Callodine Commercial Finance, LLC as administrative agent (“Administrative Agent”) and lender. This amendment removed an Administrative Agent-requested borrowing base reserve amount in exchange for certain additional reporting obligations and a personal guarantee from Frank Renda, the Company’s President and Chief Executive Officer, on any draws made on a $20.0 million committed delayed draw term loan (the “Delayed Draw”).

On March 17, 2026, the Company entered into an assignment and assumption with Callodine Commercial Finance, LLC, solely in its capacity as “Agent” under the Callodine Credit Agreement, lenders party to the Callodine Credit Agreement (individually, an “Assignor,” and collectively, the “Assignors”), the assignees parties thereto (individually, an “Assignee,” and collectively, the “Assignees”), and Alana Porrazzo, in her capacity as Trustee of the Southland Collateral Trust, as successor agent. Each Assignor sold and assigned to the Assignees, and each Assignee purchased and assumed from the Assignors, all of each such Assignor’s (i) right, title and interest to loans under the Callodine Credit Agreement, and (ii) rights and obligations, solely as a lender, under the Callodine Credit Agreement and related loan documents (including the Assignor’s right, title and interest in any collateral securing obligations under the Callodine Credit Agreement) (the “Assigned Interest”). Concurrently with the assignment of the Assigned Interests, the Delayed Draw and Mr. Renda’s personal guarantee with respect thereto were terminated and of no further force or effect.

Policies and Procedures for the Company’s Related Party Transactions

The Company’s Code of Business Conduct and Ethics requires the Company to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any subsidiary is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The Company also requires each director and executive officer to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

The Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent the Company enters into such transactions. All ongoing and future transactions between the Company and any officer or director or their respective affiliates will be on terms believed by the Company to be no less favorable to the Company than are available from unaffiliated third parties. Such transactions will require prior approval by the Audit Committee and a majority of the Company’s uninterested “independent” directors, or the members of the Board who do not have an interest in the transaction, in either case who had access, at the Company’s expense, to the Company’s attorneys or independent legal counsel. The Company will not enter into any such transaction unless the Audit Committee and a majority of the disinterested “independent” directors determine that the terms of such transaction are no less favorable to the Company than those that would be available with respect to such a transaction from unaffiliated third parties.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

VOTING INFORMATION

Who Can Vote?

You will have received notice of the Annual Meeting and can vote if you were a stockholder of record of Southland’s common stock as of the close of business on April 16, 2026. You are entitled to one vote for each share of Southland common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 16, 2026, there were 54,218,882 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Stockholders can vote online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting or can vote by proxy in the following three ways:

●	By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by visiting www.ProxyVote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 9, 2026;
●	By telephone: In the United States and Canada you can vote by telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1-800-690-6903 and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 9, 2026; or
●	By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 9, 2026.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum:

●	Nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming one year term, and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal. This means that a majority of votes cast “for” the election of a nominee must exceed the number of votes cast “against” the nominee’s election.
●	The ratification of the appointment by the Audit Committee of GT as Southland’s independent registered public accounting firm for the fiscal year ending December 31, 2026, will be approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
●	Any other matters properly proposed at the meeting will also be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

What Is a Broker Non-Vote?

If you hold shares through a broker, trust, bank or other nominee (i.e., in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, “broker non-votes” may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a “non-routine” matter because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. A broker, trust, bank or other nominee may exercise discretionary voting power with respect to “routine” matters, even if the broker, trust, bank or other nominee has not received instructions on such matter from the beneficial owner. Of our proposals, only proposal two is a “routine” matter. Accordingly, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit Committee of GT as Southland’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

How Are Votes Counted?

For all proposals, you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals.

If you elect to abstain in the election of directors, the abstention will not impact the outcome of the vote for the nominee. In tabulating the voting results, only “For” and “Against” votes are counted for purposes of determining whether a majority of votes cast has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and, therefore, will have no effect on the outcome of the vote on any of these matters.

If you elect to abstain in the ratification of the appointment by the Audit Committee of GT as Southland’s independent registered public accounting firm for the fiscal year ending December 31, 2026, it will have the effect of a vote “Against” the proposal. Abstentions are considered present at the meeting and entitled to vote on this proposal and will therefore have the effect of a negative vote. Because broker non-votes are not entitled to vote, a broker non-vote would have no impact on the outcome of this proposal. However, this proposal is considered a “routine” matter and we do not anticipate any broker non-votes for this proposal.

If you vote by telephone, the Internet or by returning your proxy card your shares will be voted at the Annual Meeting in the manner you indicated. Frank Renda and Keith Bassano are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

This proxy statement contains a description of each item that you are to vote on along with our Board’s recommendations. Below is a summary of our Board’s recommendations:

●	For the election of the nominee directors for a term set to expire at the 2027 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal; and
●	For the ratification of the appointment by the Audit Committee of Grant Thornton LLP as Southland’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

As to any other matter that may be properly proposed at the Annual Meeting the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the Annual Meeting. Stockholders may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on, June 9, 2026, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on June 9, 2026, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 9, 2026, if you voted by mail. Stockholders may also revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the Annual Meeting. Stockholders may also change their vote or revoke their proxy by attending the Annual Meeting and voting virtually if they are a stockholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the Annual Meeting and vote virtually instead of voting by proxy. However, even if you intend to attend the meeting, we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted.

What Constitutes a Quorum?

Southland’s bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

PARTICIPATING IN THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This year’s Annual Meeting will be held exclusively in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 16, 2026, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SLND2026, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.

We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 9:15am Central Standard Time on June 10, 2026. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

If you have questions you would like to ask at the Annual Meeting, you will have the opportunity submit questions during the Annual Meeting by logging into the online meeting platform at www.virtualshareholdermeeting.com/SLND2026, type your question into the “Ask a Question” field, and click “Submit.” Only stockholders with a valid control number will be allowed to ask questions. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals under consideration or otherwise don’t comply with our meeting procedures. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If there are appropriate questions pertinent to the proposals under consideration that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions on our website at www.southlandholdings.com at the “Investors” site. The questions and answers will be available as soon as practicable after the Annual Meeting.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/SLND2026. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the investors page of our website at www.southlandholdings.com.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2027 ANNUAL MEETING OF SHAREHOLDERS

Director nominations and proposals for other business to be presented at the annual stockholder meeting by a stockholder may be made only if that stockholder is entitled to vote at the meeting, timely gave the required notice, and was a stockholder of record at the time when he or she gave the required notice. The required notice must be in writing, must be received at our principal executive offices at Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051 and addressed to the Corporate Secretary.

Additionally, you may submit proposals on matters appropriate for stockholder action at our annual meeting of stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a stockholder to require us to include certain stockholder proposals in Southland’s proxy materials if the stockholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Rule 14a-8, to be considered for inclusion in Southland’s proxy statement or otherwise presented at our 2027 annual meeting of stockholders, a stockholder proposal must be received by our Secretary at Southland’s principal executive offices on or before Friday, January 1, 2027.

Section 2.13 of our Amended and Restated Bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials provided that timely written notice is delivered to the Company on behalf of a stockholder or stockholders that satisfy the requirements set forth in Section 2.13 of our Amended and Restated Bylaws. To be timely, notice must be delivered to our principal executive offices at Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051 and addressed to the Corporate Secretary no earlier than December 2, 2026, and no later than January 1, 2027. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in Section 2.13 of our Amended and Restated Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Southland’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2027.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to stockholders residing at the same address, unless any stockholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051, Attention: Investor Relations Department, Telephone: (817) 293-4263.

FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 23, 2026

/s/ Frank Renda
Frank Renda President, Chief Executive Officer and Director

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93720-P51377 1a. Frank Renda 1b. Tim Winn 1c. Rudy Renda 1d. Greg Monahan 1e. Izzy Martins 1f. Mario Ramirez 1g. Tan Parker Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: 2. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 1. Election of each of our Board of Directors for a one-year term expiring 2027. SOUTHLAND HOLDINGS INC The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw SOUTHLAND HOLDINGS INC 1100 KUBOTA DR GRAPEVINE, TX 76051 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SLND2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V93721-P51377 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. SOUTHLAND HOLDINGS INC ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2026 9:30 AM CDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Frank Renda and Keith Bassano or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOUTHLAND HOLDINGS INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:30 AM CDT, on June 10, 2026, at www.virtualshareholdermeeting.com/SLND2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side